Exhibit 23 – Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-75668) pertaining to the 1993 Long-Term Stock Incentive Plan of Triad Guaranty Inc., the Registration Statement (Form S-8 No. 33-96550) pertaining to the Triad Guaranty Inc. 401(k) Profit Sharing Plan, and the Registration Statement (Form S-8 No. 33-69967) pertaining to the Employee Stock Purchase Plan of Triad Guaranty Inc. of our report dated January 29, 2004, with respect to the consolidated financial statements of Triad Guaranty Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Greensboro, North Carolina
March 12, 2004